Exhibit 5.1

ROBERT W. WISE BRETT A. REBER CASEY R. LAW RANDEE KOGER JEFFREY A. HOUSTON DAVID N. HARGER ANN M.E. PARKINS LAUREN G. HUGHES	BRETT A. REBER 620.504.5427 breber@bwisecounsel.com

February 8, 2018

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

Ladies and Gentlemen:

We have acted as special counsel to Equity Bancshares, Inc., a Kansas corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of 344,132 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share. The Shares are proposed to be issued pursuant to an Agreement and Plan of Reorganization, dated December 16, 2017 (the “Merger Agreement”), between the Company, Abe Merger Sub, Inc., a Missouri corporation (“Merger Sub”), and Adams Dairy Bancshares, Inc., a Missouri corporation (“Adams”). The Merger Agreement provides that Merger Sub will merge (the “Merger”) with and into Adams, with Adams continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

In connection with the opinion expressed herein, we have examined copies of the following documents: (i) the Second Amended and Restated Articles of Incorporation of the Company, as amended; (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement (but not, except as above stated otherwise, the Exhibits to the Registration Statement); (iv) the Merger Agreement; (v) relevant resolutions of the board of directors of the Company; and (vi) such other instruments, documents, and records as we have deemed necessary, relevant, or appropriate for the purposes hereof. We have also reviewed such questions of law as we have deemed necessary or appropriate.

In our examination, we have assumed the genuineness of all signatures, including endorsements; the legal capacity and competency of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies; and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records, and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing, and subject to the qualifications and assumptions stated herein, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act and the Merger is consummated in accordance with the terms of the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

Equity Bancshares, Inc.

February 8, 2018

The foregoing opinion is limited in all respects to the Kansas General Corporation Code, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Wise & Reber, L.C.
Wise & Reber, L.C.